The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Option One Mortgage Loan Trust 2006-2

Asset Backed Certificates, Series 2006-2

$1,364,370,000 Certificates (approximate)

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Master Servicer

Radian Guaranty Inc.
Pool Insurer

June 20, 2006

Banc of America Securities LLC  RBS Greenwich Capital
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Filed Pursuant to Rule 433 (d)
Registration Number: 333-130870

DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement. The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Option One Mortgage Loan Trust 2006-2, Asset Backed Certificates, Series 2006-2
Certificates
Class	Expected Approximate Size(A)	Interest Type	Principal Type	Expected WAL (yrs) Call/ Mat(C)	Expected Principal Window (mos) Call/Mat(C)	Expected Last Distribution Date Call/Mat(C)	Expected Credit Enhancement	Expected Ratings
								S&P	Moody’s
I-A-1(B)	101,130,000	Flt	PT	Not Offered Hereby				AAA	Aaa
II-A-1	553,785,000	Flt	Sen Seq	1.00 / 1.00	1 to 22 / 1 to 22	Apr-08 / Apr-08	20.40%	AAA	Aaa
II-A-2	227,365,000	Flt	Sen Seq	2.00 / 2.00	22 to 28 / 22 to 28	Oct-08 / Oct-08	20.40%	AAA	Aaa
II-A-3	181,552,000	Flt	Sen Seq	3.00 / 3.00	28 to 58 / 28 to 58	Apr-11 / Apr-11	20.40%	AAA	Aaa
II-A-4	130,168,000	Flt	Sen Seq	5.81 / 7.35	58 to 73 / 58 to 172	Jul-12 / Oct-20	20.40%	AAA	Aaa
M-1	59,250,000	Flt	Mezz	4.63 / 5.09	46 to 73 / 46 to 141	Jul-12 / Mar-18	16.45%	AA+	Aa1
M-2	54,750,000	Flt	Mezz	4.46 / 4.90	43 to 73 / 43 to 134	Jul-12 / Aug-17	12.80%	AA	Aa2
M-3	31,500,000	Flt	Mezz	4.37 / 4.79	41 to 73 / 41 to 125	Jul-12 / Nov-16	10.70%	AA	Aa3
M-4	28,500,000	Flt	Mezz	4.32 / 4.71	40 to 73 / 40 to 119	Jul-12 / May-16	8.80%	A+	A1
M-5	27,000,000	Flt	Mezz	4.29 / 4.64	39 to 73 / 39 to 113	Jul-12 / Nov-15	7.00%	A	A2
M-6	25,500,000	Flt	Mezz	4.26 / 4.57	39 to 73 / 39 to 106	Jul-12 / Apr-15	5.30%	A-	A3
M-7	24,750,000	Flt	Mezz	4.23 / 4.45	38 to 73 / 38 to 97	Jul-12 / Jul-14	3.65%	BBB+	Baa1
M-8	12,000,000	Flt	Mezz	4.23 / 4.34	38 to 73 / 38 to 85	Jul-12 / Jul-13	2.85%	BBB	Baa2
M-9	8,250,000	Flt	Mezz	4.19 / 4.21	37 to 73 / 37 to 77	Jul-12 / Nov-12	2.30%	BBB-	Baa3
M-10	15,000,000	Flt	Mezz	Not Offered Hereby				BB	Ba2

(A)	The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.
(B)	The Class I-A-1 Certificates will be offered pursuant to the prospectus, but will be excluded from this term sheet.
(C)	Calculated based on the Pricing Speed.

Structure:
(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	The margins on the Class A Certificates will double and the margins on the Mezzanine Certificates will be equal to 1.5x their original margins after the Optional Termination Date.
(3)	Each class of Certificates will be subject to a Net WAC Rate as described herein.
(4)	The Mezzanine Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Adjustable-rate Mortgage Loans
100% ARM PPC
100% ARM PPC assumes that prepayments start at 2.00% in month 1, increase by approximately 2.545% each month to 30.00% CPR in month 12, remain constant at 30.00% CPR through month 23, increase to 60.00% CPR in month 24, remain constant at 60.00% CPR until month 27, decrease to 35.00% CPR in month 28 and remain constant at 35.00% CPR thereafter

Fixed-rate Mortgage Loans	115% FRM PPC 100% FRM PPC assumes that prepayments start at 4% CPR in month 1, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Summary of Important Dates
Deal Information				Collateral Information
Expected Pricing		June-[22]-2006		Cut-off Date		June-01-2006
Expected Settlement		June-[29]-2006		Next Payment Date		July-01-2006
First Distribution		July-25-2006
Expected Stepdown		July-25-2009

Certificate Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	Expected Last Scheduled Distribution Date (A)	Rated Maturity Date
II-A-1	Jun-29-2006	0	Act/360	0	3/25/2031	June-2036
II-A-2	Jun-29-2006	0	Act/360	0	10/25/2034	June-2036
II-A-3	Jun-29-2006	0	Act/360	0	4/25/2036	June-2036
II-A-4	Jun-29-2006	0	Act/360	0	5/25/2036	June-2036
M-1	Jun-29-2006	0	Act/360	0	5/25/2036	June-2036
M-2	Jun-29-2006	0	Act/360	0	5/25/2036	June-2036
M-3	Jun-29-2006	0	Act/360	0	5/25/2036	June-2036
M-4	Jun-29-2006	0	Act/360	0	5/25/2036	June-2036
M-5	Jun-29-2006	0	Act/360	0	5/25/2036	June-2036
M-6	Jun-29-2006	0	Act/360	0	4/25/2036	June-2036
M-7	Jun-29-2006	0	Act/360	0	4/25/2036	June-2036
M-8	Jun-29-2006	0	Act/360	0	4/25/2036	June-2036
M-9	Jun-29-2006	0	Act/360	0	4/25/2036	June-2036
(A)  The Expected Last Scheduled Distribution Date is calculated assuming no prepayments and run to maturity.

Contacts
Banc of America Securities LLC
Mortgage Trading/Syndicate		Tel: (212) 847-5095
Pat Beranek		patrick.beranek@bankofamerica.com
Charlene Balfour		charlene.c.balfour@bankofamerica.com
Siddhartha Bothra		siddhartha.bothra@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Scott Shultz	(704) 387-6040	scott.m.shultz@bankofamerica.com
Adarsh Dhand	(704) 683-5412	adarsh.dhand@bankofamerica.com
Jay Wang	(704) 387-1855	jay.wang@bankofamerica.com
Michael Hennessy	(704) 683-4654	michael.hennessy@bankofamerica.com
Michael Nichols	(704) 683-5167	michael.p.nichols@bankofamerica.com

Rating Agencies
Wen Zhang - Moody’s	(212) 553-7710	wen.zhang@moodys.com
Todd Niemy - S&P	(212) 438-2494	todd_niemy@sandp.com

SUMMARY OF TERMS
Title of Securities:	Option One Mortgage Loan Trust 2006-2 (the “Trust”), Asset Backed Certificates, Series 2006-2.
Offered Certificates:
The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (together and with the Class I-A-1 Certificates, the “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 Certificates (together with the Class M-10 Certificates), the “Mezzanine Certificates”.

Non-Offered Certificates:	The Class I-A-1 Certificates, Class M-10 Certificates, Class C Certificates, Class P Certificates and Residual Certificates (together with the Offered Certificates, the “Certificates”).
Offering Type:	The Class A and Mezzanine Certificates (other than the Class M-10 Certificates) will be offered publicly pursuant to a Prospectus.
Originator, Sponsor and Master Servicer:	Option One Mortgage Corporation.
Trustee and Custodian:	Wells Fargo Bank, N.A.
Depositor:	Option One Mortgage Acceptance Corporation.
Co-Lead Managers:	Banc of America Securities LLC and RBS Greenwich Capital.
Co-Managers:	Deutsche Bank, HSBC Securities (USA) Inc., Lehman Brothers Inc., Merrill Lynch, H&R Block Financial Advisors Inc.
Swap Provider:	[TBD]
Swap Administrator:	Wells Fargo Bank, N.A.
Pool Insurer:
Radian Guaranty Inc. The Pool Insurer will issue a mortgage pool insurance policy (the “Pool Policy”). The Pool Policy will provide coverage for credit losses on covered loans, once cumulative losses on the covered loans reach 7.80% of the aggregate principal balance of the covered loans as of the Cut-off Date up to a limit of 9.80% of the aggregate principal balance of the covered loans as of the Cut-off Date. Approximately 95.89% of the Group I Mortgage Loans and approximately 95.46% of the Group II Mortgage Loans are subject to insurance coverage provided by the Pool Policy.

Closing Date:	On or about June [29], 2006.
Tax Status:	The Trust will be classified as a REMIC for federal income tax purposes.
ERISA Eligibility:
Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in July 2006.
Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settle flat).
Day Count:	With respect to the Offered Certificates, Actual/360.
Payment Delay:	With respect to the Offered Certificates, 0 days.

SUMMARY OF TERMS (Continued)
Stepped Servicing Fees:
Approximately 0.30% per annum on the aggregate principal balance of the Mortgage Loans for months 1 through 10 from the month of the Closing Date, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for months 11 through 30 from the month of the Closing Date and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months 31 and thereafter from the month of the Closing Date.

Trustee Fees:	Approximately 0.0030% per annum on the aggregate principal balance of the Mortgage Loans.
Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of each Mortgage Loan or (ii) the close of business June 1, 2006.
Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,498,788,993, of which: (i) approximately $126,944,657 consisting of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $1,371,844,335 consisting of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). At closing, the aggregate principal balance of the Mortgage loans will be approximately $1,500,000,000. See the attached collateral descriptions for additional information on the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:
The Master Servicer will have the right to purchase all of the Mortgage Loans in the mortgage pool once the aggregate principal balance of the Mortgage Loans in both loan groups is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the ability to exercise the termination.

Monthly Master Servicer Advances:
The Master Servicer will be obligated to advance funds in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

CREDIT ENHANCEMENT
Credit Enhancement
Credit enhancement for the structure is provided by Excess Cashflow, overcollateralization and subordination. In addition, the certificates will also have the benefit of a Swap Agreement and the Pool Policy.

Certificate Credit Enhancement
(1)  The Class A Certificates are enhanced by Excess Cashflow, approximately 19.10% subordination of the Mezzanine Certificates, and the Overcollateralization Amount.

(2)  The Class M-1 Certificates are enhanced by Excess Cashflow, approximately 15.15% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(3)  The Class M-2 Certificates are enhanced by Excess Cashflow, approximately 11.50% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(4)  The Class M-3 Certificates are enhanced by Excess Cashflow, approximately 9.40% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(5)  The Class M-4 Certificates are enhanced by Excess Cashflow, approximately 7.50% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(6)  The Class M-5 Certificates are enhanced by Excess Cashflow, approximately 5.70% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(7)  The Class M-6 Certificates are enhanced by Excess Cashflow, approximately 4.00% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(8)  The Class M-7 Certificates are enhanced by Excess Cashflow, approximately 2.35% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(9)  The Class M-8 Certificates are enhanced by Excess Cashflow, approximately 1.55% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(10)  The Class M-9 Certificates are enhanced by Excess Cashflow, approximately 1.00% in subordinate Mezzanine Certificates and the Overcollateralization Amount.

(11)  The Class M-10 Certificates are enhanced by Excess Cashflow and the Overcollateralization Amount.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Target Amount:
Prior to the Stepdown Date, 1.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date, if a Trigger Event is not in effect, the greater of (x) 2.60% of the aggregate current principal balance of the Mortgage Loans and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount from the previous period.

Expected Credit Support Percentage:	Class	Initial Credit Support	After Stepdown Support
	A	20.40%	40.80%
	M-1	16.45%	32.90%
	M-2	12.80%	25.60%
	M-3	10.70%	21.40%
	M-4	8.80%	17.60%
	M-5	7.00%	14.00%
	M-6	5.30%	10.60%
	M-7	3.65%	7.30%
	M-8	2.85%	5.70%
	M-9	2.30%	4.60%
	M-10	1.30%	2.60%
Overcollateralization Amount:
The Overcollateralization Amount is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates (other than the Class C Certificates). On the Closing Date, the Overcollateralization Amount is expected to equal the Overcollateralization Target Amount. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to restore the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Release Amount:
The Overcollateralization Release Amount means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Deficiency Amount:
The Overcollateralization Deficiency Amount is the excess, if any, of (a) the Overcollateralization Target Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Realized Losses allocated to any class of Certificates on such Distribution Date.

Available Funds:
Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicer, the Trustee or the Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Swap Account other than any Swap Termination Payment due to a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Master Servicer by the determination date, after deduction of the Trustee Fee for such Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Servicing Fees and Trustee Fees in respect of any prior Distribution Dates, (ii) unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds (including any payments made under the Pool Policy), net liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Master Servicer in connection with Advances and prepayment interest shortfalls for such Distribution Date.

Excess Cashflow:
For the Certificates and each Distribution Date is equal to the sum of (x) any Overcollateralization Release Amount and (y) the excess, if any, of the Available Funds over the sum of (i) the current and unpaid interest paid on the Class A Certificates and the current interest paid on the Mezzanine Certificates and (ii) the Principal Remittance Amount.

Stepdown Date:
The earlier to occur of (i) the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in July 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 40.80%. The Credit Enhancement Percentage is obtained by dividing (x) the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans.

CREDIT ENHANCEMENT (Continued)
Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date (i) if the 60+ day delinquency percentage (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than 39.22% of the Credit Enhancement Percentage for the prior distribution date or (ii) if the Cumulative Realized Loss Percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage
	July 2008 - June 2009	1.55% for July 2008, plus 1/12 of 1.90% thereafter
	July 2009 - June 2010	3.45% for July 2009, plus 1/12 of 1.95% thereafter
	July 2010 - June 2011	5.40% for July 2010, plus 1/12 of 1.55% thereafter
	July 2011 - June 2012	6.95% for July 2011, plus 1/12 of 0.85% thereafter
	July 2012 and thereafter	7.80%

PASS-THROUGH RATES
Pass-Through Rate:
The Pass-Through Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate is the lesser of:

(i) the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class, and

(ii) the Maximum Cap Rate for such Distribution Date.

On each Distribution Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times their initial margins, and the certificate margins for the Mezzanine Certificates will be 1.5 times their respective initial margin.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the mortgage rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.
Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum mortgage rate (or the mortgage rate in the case of any fixed rate mortgage loan) less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:
The Net WAC Rate for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the (x) weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Accrual Period, adjusted to reflect unscheduled principal payments made during the Prepayment Period that includes such first day) minus (y) the sum of (i) an amount, expressed as a percentage, equal to the Net Swap Payment payable by the Trust divided by the aggregate principal balance of the Mortgage Loans multiplied by 12 and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment (other than any Swap Termination Payment due to a Swap Provider Trigger Event), if any, payable by the Trust divided by the aggregate principal balance of the Mortgage Loans multiplied by 12.

Maximum Cap Rate:
The Maximum Cap Rate for each class of Certificates and any Distribution Date is calculated in the same manner as the Net WAC Rate but based on the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans rather than the Adjusted Net Mortgage Rates, plus an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment received by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Accrual Period).

PASS-THROUGH RATES (Continued)
Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Certificates is the sum of (1) the excess, if any, of the amount of interest that would have accrued on such class had the Net WAC Rate not applied over the amount of interest actually accrued on such class based on the related Net WAC Rate, (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, and (3) accrued interest at the related Formula Rate on the amount described in clause (2) for the most recently ended Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with notional amounts equal to the beginning aggregate principal balance of the outstanding certificates in each period. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.55%] per annum on the beginning aggregate principal balance of the outstanding certificates to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the beginning aggregate principal balance of the outstanding certificates from the Swap Provider, until the Swap Agreement is terminated after month 60. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

INTEREST DISTRIBUTIONS
I.  On each Distribution Date, the Group I Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  to the holders of the Class I-A-1 Certificates, current interest for such Distribution Date;
(ii)  to the holders of the Class I-A-1 Certificates, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and
(iii)  concurrently, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to II(i) and II(ii) below.
II.  On each Distribution Date, the Group II Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  concurrently, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on their respective entitlements, current interest for such Distribution Date;
(ii)  concurrently, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date; and
(iii)  to the holders of the Class I-A-1 Certificates, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for such class for such Distribution Date to the extent not distributed pursuant to I(i) and I(ii) above.
III.  On each Distribution Date, following the distributions made pursuant to clauses I and II above, the Trustee shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining undistributed for such Distribution Date:
(i)  to the holders of the Class M-1 Certificates, current interest for such class for such Distribution Date;
(ii)  to the holders of the Class M-2 Certificates, current interest for such class for such Distribution Date;
(iii)  to the holders of the Class M-3 Certificates, current interest for such class for such Distribution Date;
(iv)  to the holders of the Class M-4 Certificates, current interest for such class for such Distribution Date;
(v)  to the holders of the Class M-5 Certificates, current interest for such class for such Distribution Date;
(vi)  to the holders of the Class M-6 Certificates, current interest for such class for such Distribution Date;
(vii)  to the holders of the Class M-7 Certificates, current interest for such class for such Distribution Date;
(viii)  to the holders of the Class M-8 Certificates, current interest for such class for such Distribution Date;
(ix)  to the holders of the Class M-9 Certificates, current interest for such class for such Distribution Date;
(x)  to the holders of the Class M-10 Certificates, current interest for such class for such Distribution Date; and
(xi)  any remainder as described under “Excess Cashflow Distribution”.

PRINCIPAL DISTRIBUTIONS
I.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)  to the holders of the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and
(ii)  sequentially, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, after the distributions pursuant to II(i) below;
II.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:
(i)  sequentially, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; and
(ii)  to the holders of the Class I-A-1 Certificates, until the certificate principal balance thereof has been reduced to zero, after the distributions pursuant to I(i) above.
III.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed after I and II above for such Distribution Date shall be made in the following amounts and order of priority:
(i)  to the Class M-1 Certificates until the certificate principal balance is reduced to zero;
(ii)  to the Class M-2 Certificates until the certificate principal balance is reduced to zero;
(iii)  to the Class M-3 Certificates until the certificate principal balance is reduced to zero;
(iv)  to the Class M-4 Certificates until the certificate principal balance is reduced to zero;
(v)  to the Class M-5 Certificates until the certificate principal balance is reduced to zero;
(vi)  to the Class M-6 Certificates until the certificate principal balance is reduced to zero;
(vii)  to the Class M-7 Certificates until the certificate principal balance is reduced to zero;
(viii)  to the Class M-8 Certificates until the certificate principal balance is reduced to zero;
(ix)  to the Class M-9 Certificates until the certificate principal balance is reduced to zero; and
(x)  to the Class M-10 Certificates until the certificate principal balance is reduced to zero.

PRINCIPAL DISTRIBUTIONS (Continued)
IV.  On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount will be distributed in the following order of priority:
(i)  to the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and
(ii)  sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount remaining undistributed, until the certificate principal balance of each such class has been reduced to zero.
V.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount will be distributed in the following order of priority:
(i)  sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount until the certificate principal balance of each such class has been reduced to zero; and
(ii)  to the Class I-A-1 Certificates, the Group I Senior Principal Distribution Amount remaining undistributed, until the certificate principal balance thereof has been reduced to zero.
VI.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed after IV and V above for such Distribution Date shall be made in the following amounts and order of priority:
(i)  to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(ii)  to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(iii)  to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(iv)  to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(v)  to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(vi)  to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(vii)  to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(viii)  to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(ix)  to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and
(x)  to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero.

EXCESS CASHFLOW DISTRIBUTION
On each Distribution Date, any Excess Cashflow shall be paid as follows:
(i)   to restore or maintain the Overcollateralization Amount to the Overcollateralization Target Amount payable in the same manner and priorities as described under Principal Distributions above;
(ii)  to the Class M-1 Certificates, any Unpaid Interest Shortfall Amount;
(iii)  to the Class M-1 Certificates, any Allocated Realized Loss Amounts;
(iv)  to the Class M-2 Certificates, any Unpaid Interest Shortfall Amount;
(v)  to the Class M-2 Certificates, any Allocated Realized Loss Amounts;
(vi)  to the Class M-3 Certificates, any Unpaid Interest Shortfall Amount;
(vii)  to the Class M-3 Certificates, any Allocated Realized Loss Amounts;
(viii)  to the Class M-4 Certificates, any Unpaid Interest Shortfall Amount;
(ix)  to the Class M-4 Certificates, any Allocated Realized Loss Amounts;
(x)  to the Class M-5 Certificates, any Unpaid Interest Shortfall Amount;
(xi)  to the Class M-5 Certificates, any Allocated Realized Loss Amounts;
(xii)  to the Class M-6 Certificates, any Unpaid Interest Shortfall Amount;
(xiii)  to the Class M-6 Certificates, any Allocated Realized Loss Amounts;
(xiv)  to the Class M-7 Certificates, any Unpaid Interest Shortfall Amount;
(xv)  to the Class M-7 Certificates, any Allocated Realized Loss Amounts;
(xvi)  to the Class M-8 Certificates, any Unpaid Interest Shortfall Amount;
(xvii)  to the Class M-8 Certificates, any Allocated Realized Loss Amounts;
(xviii)  to the Class M-9 Certificates, any Unpaid Interest Shortfall Amount;
(xix)  to the Class M-9 Certificates, any Allocated Realized Loss Amounts;
(xx)  to the Class M-10 Certificates, any Unpaid Interest Shortfall Amount;
(xxi)  to the Class M-10 Certificates, any Allocated Realized Loss Amounts;
(xxii)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts first, pro rata, to the Class A Certificates based on the Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates to the extent of the Net WAC Carryover Amount for each such class;
(xxiii)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;
(xxiv)  to the Class C Certificates as provided in the pooling and servicing agreement; and
(xxv)  any remaining amounts to the Residual Certificates which are not offered hereby.

SWAP PAYMENT DISTRIBUTION
On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:
(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv)  to the Mezzanine Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates;
(v)  to the class or classes of certificates then entitled to principal distributions in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(vi)  to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and
(vii)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates to the extent of the Net WAC Carryover Amount for each such class.

DEFINITIONS
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Certificates on such Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount) and the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 67.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount) and the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount) and the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), and the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), and the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount) and the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount) and the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount) and the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount) and the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-10 Principal Distribution Amount:
The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Senior Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-2 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount), the Class M-9 Certificates (after taking into account the Class M-9 Principal Distribution Amount) and the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Extra Principal Distribution Amount:
The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Group I Basic Principal Distribution Amount:
The Group I Basic Principal Distribution Amount means with respect to any Distribution Date the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group I Principal Percentage.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group I Principal Percentage.

Group I Principal Percentage:
The Group I Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group I Principal Remittance Amount:
The Group I Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

Group I Senior Principal Distribution Amount:
Group I Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balance of the Class I-A-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 59.20% and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group I Mortgage Loans on the Cut-off Date.

Group II Basic Principal Distribution Amount:
The Group II Basic Principal Distribution Amount means with respect to any Distribution Date the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group II Principal Percentage.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group II Principal Percentage.

DEFINITIONS (Continued)
Group II Principal Remittance Amount:
The Group II Principal Remittance Amount means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related net liquidation proceeds and insurance proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

Group II Principal Percentage:
The Group II Principal Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

Interest Remittance Amount:	The Interest Remittance Amount is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.
Principal Remittance Amount:	The Principal Remittance Amount is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.
Principal Distribution Amount:	The Principal Distribution Amount is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

DEFINITIONS (Continued)
Group II Senior Principal Distribution Amount:
Group II Senior Principal Distribution Amount means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the certificate principal balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 59.20% and (2) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period and (y) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period after giving effect to prepayments in the related Prepayment Period minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group II Mortgage Loans on the Cut-off Date.

Realized Loss:
Realized Loss means, with respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan.

All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Excess Cashflow, second to the Net Swap Payment to the Trust, if any, and after (iii) and (iv) in the Swap Payment Distribution, third, in reduction of the Overcollateralization Amount, fourth, to the Class M-10 Certificates, fifth to the Class M-9 Certificates, sixth to the Class M-8 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-6 Certificates, ninth to the Class M-5 Certificates, tenth to the Class M-4 Certificates, eleventh to the Class M-3 Certificates, twelfth to the Class M-2 Certificates and thirteenth to the Class M-1 Certificates. An allocation of any Realized Losses to a Mezzanine Certificate on any Distribution Date will be made by reducing the certificate principal balance thereof, after taking into account all distributions made thereon on such Distribution Date. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such Certificates are then entitled.

Senior Principal Distribution Amount:	The Senior Principal Distribution Amount is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

DEFINITIONS (Continued)
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) current interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the most recently ended Interest Accrual Period.

DESCRIPTION OF COLLATERAL
MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$1,498,788,992.73	$12,989.23	$1,967,370.47
Number of Loans	7,504
Average Original Loan Balance	$200,001.46	$13,000.00	$1,974,219.00
Average Current Loan Balance	$199,732.01
(1) Weighted Average Combined Original LTV	81.26%	11.63%	100.00%
(1) Weighted Average Gross Coupon	8.598%	5.350%	14.400%
(1) (2) Weighted Average Gross Margin	6.299%	2.000%	9.750%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	24	1	174
(1) Weighted Average Remaining Term to Maturity (months)	357	102	360
(1) (3) Weighted Average Credit Score	607	500	810
(1) Weighted Average reflected in Total.
(2) Adjustable Rate Mortgage Loans Only (3) 99.47% of the Mortgage Loans have Credit Scores.

Range	Percent of Cut-off Date Principal Balance
Product Type	Adjustable	84.64%
Fixed	15.36%

Interest Only Loans	10.05%
Balloon Loans	38.94%

Lien	First	95.50%
Second	4.50%

Property Type	Single Family	77.06%
PUD	10.57%
2-4 Family	7.91%
Low Rise Condo	3.99%
MF Housing	0.26%
High Rise Condo	0.21%

Occupancy Status	Owner Occupied	92.71%
Non-Owner Occupied	5.30%
Second Home	1.99%

Geographic Distribution	California	27.93%
Florida	10.21%
Massachusetts	8.26%
New York	7.69%
Texas	6.33%

Number of States	49
Largest Zip Code Concentration	11207	0.23%
Loans with Mortgage Insurance	0.00%
Loans with Prepayment Penalties	73.71%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% to 5.500%	1	$822,500.00	0.05%	50.42%	5.350%	595	70.00%	360	352	8
5.501% to 6.000%	51	17,569,614.04	1.17	47.75	5.816	634	75.41	358	355	3
6.001% to 6.500%	157	58,486,047.68	3.90	43.90	6.347	639	75.45	360	357	3
6.501% to 7.000%	353	129,153,913.56	8.62	44.46	6.823	632	77.45	360	357	2
7.001% to 7.500%	481	163,466,220.83	10.91	43.66	7.313	628	78.54	360	358	2
7.501% to 8.000%	774	243,705,789.84	16.26	43.36	7.801	620	80.28	360	358	2
8.001% to 8.500%	726	195,880,616.16	13.07	43.44	8.293	609	80.80	360	358	2
8.501% to 9.000%	914	205,495,984.89	13.71	42.68	8.786	603	81.93	359	357	2
9.001% to 9.500%	653	127,139,577.41	8.48	41.87	9.274	590	82.48	359	357	2
9.501% to 10.000%	811	121,266,601.91	8.09	41.69	9.780	587	84.01	359	355	3
10.001% to 10.500%	459	67,175,150.55	4.48	41.28	10.269	572	82.58	359	355	5
10.501% to 11.000%	501	59,807,704.99	3.99	41.21	10.775	577	85.02	356	352	5
11.001% to 11.500%	336	31,983,231.49	2.13	39.34	11.289	577	85.65	359	355	4
11.501% to 12.000%	395	33,727,239.37	2.25	40.52	11.796	567	83.07	357	352	4
12.001% to 12.500%	379	21,925,874.64	1.46	42.46	12.232	586	90.76	359	357	2
12.501% to 13.000%	363	15,380,941.14	1.03	43.32	12.750	589	99.05	358	356	2
13.001% to 13.500%	75	3,204,033.24	0.21	41.80	13.161	587	95.98	359	358	1
13.501% to 14.000%	68	2,248,215.35	0.15	44.13	13.841	588	99.61	360	359	1
14.001% to 14.500%	7	349,735.64	0.02	36.71	14.250	612	98.47	360	360	0
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Combined Original LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10.01% to 15.00%	2	$124,786.31	0.01%	40.75%	10.288%	573	13.00%	360	357	3
15.01% to 20.00%	2	129,925.46	0.01	47.19	10.516	608	16.36	360	359	1
20.01% to 25.00%	5	412,875.05	0.03	38.51	9.443	623	22.28	360	359	1
25.01% to 30.00%	16	2,285,762.57	0.15	36.05	8.745	574	28.15	360	359	1
30.01% to 35.00%	20	2,940,477.92	0.20	42.83	8.882	550	33.65	357	354	3
35.01% to 40.00%	39	6,940,671.47	0.46	39.21	8.315	583	37.80	354	350	3
40.01% to 45.00%	51	9,210,213.52	0.61	39.92	8.105	594	43.02	360	357	3
45.01% to 50.00%	82	18,211,354.07	1.22	42.15	8.026	585	47.91	359	357	2
50.01% to 55.00%	76	17,409,391.89	1.16	40.59	8.297	574	53.08	359	356	3
55.01% to 60.00%	164	41,542,861.53	2.77	41.06	8.198	582	58.06	358	355	3
60.01% to 65.00%	339	85,680,247.71	5.72	41.62	8.378	575	63.70	359	355	4
65.01% to 70.00%	356	97,822,470.24	6.53	41.87	8.310	584	69.07	359	356	3
70.01% to 75.00%	448	110,682,840.38	7.38	42.51	8.615	581	74.06	359	357	2
75.01% to 80.00%	2,199	486,676,662.89	32.47	43.25	8.295	610	79.74	359	357	2
80.01% to 85.00%	377	107,399,694.70	7.17	43.37	8.211	608	84.46	360	357	3
85.01% to 90.00%	672	189,125,550.54	12.62	43.23	8.501	618	89.62	359	357	3
90.01% to 95.00%	623	129,568,071.03	8.64	43.33	9.003	615	94.67	360	358	2
95.01% to 100.00%	2,033	192,625,135.45	12.85	43.30	9.828	636	99.90	359	358	1
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Cut-off Date Principal Balance ($)
	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0.01 to $25,000.00	267	$5,787,518.28	0.39%	40.55%	11.705%	607	99.79%	355	351	4
$25,000.01 to $50,000.00	752	26,431,856.83	1.76	41.65	11.910	609	96.87	358	355	3
$50,000.01 to $75,000.00	740	46,145,698.20	3.08	39.93	11.001	604	87.23	358	355	2
$75,000.01 to $100,000.00	685	60,030,904.26	4.01	39.62	10.196	600	84.14	359	357	2
$100,000.01 to $125,000.00	747	84,091,299.72	5.61	40.24	9.619	596	82.82	358	356	2
$125,000.01 to $150,000.00	653	89,612,549.43	5.98	40.58	9.278	594	81.17	359	357	2
$150,000.01 to $175,000.00	497	80,527,344.56	5.37	41.70	9.018	595	80.58	359	357	2
$175,000.01 to $200,000.00	451	84,463,704.44	5.64	42.45	8.850	597	79.96	360	358	2
$200,000.01 to $225,000.00	335	71,315,547.01	4.76	42.68	8.608	599	79.08	359	357	2
$225,000.01 to $250,000.00	276	65,572,155.18	4.38	43.03	8.484	604	80.27	359	356	2
$250,000.01 to $275,000.00	258	67,849,581.93	4.53	43.32	8.530	601	79.73	359	355	4
$275,000.01 to $300,000.00	245	70,627,034.82	4.71	44.39	8.293	604	78.33	360	357	3
$300,000.01 to $325,000.00	228	71,079,056.13	4.74	44.37	8.043	608	80.67	359	357	2
$325,000.01 to $350,000.00	204	68,969,553.42	4.60	44.54	8.161	607	80.91	359	355	5
$350,000.01 to $375,000.00	178	64,231,743.86	4.29	43.34	7.984	617	81.01	360	357	3
$375,000.01 to $400,000.00	169	65,557,943.46	4.37	44.16	8.073	612	80.54	359	355	4
$400,000.01 to $425,000.00	115	47,624,403.79	3.18	44.58	7.898	610	80.75	360	358	2
$425,000.01 to $450,000.00	97	42,556,976.03	2.84	42.91	7.919	620	81.82	360	358	2
$450,000.01 to $475,000.00	76	35,111,068.53	2.34	44.12	7.604	622	82.93	358	355	3
$475,000.01 to $500,000.00	72	35,101,434.33	2.34	42.76	7.945	613	83.49	360	358	2
$500,000.01 to $525,000.00	72	37,061,357.19	2.47	44.29	8.061	614	80.80	360	357	3
$525,000.01 to $550,000.00	56	30,105,313.93	2.01	44.27	7.837	628	83.13	360	358	2
$550,000.01 to $575,000.00	41	23,076,060.64	1.54	46.94	7.827	610	81.12	360	358	2
$575,000.01 to $600,000.00	43	25,320,144.92	1.69	42.20	8.090	623	83.63	360	358	2
$600,000.01 to $625,000.00	32	19,589,067.41	1.31	42.67	8.073	620	84.98	360	358	2
$625,000.01 to $650,000.00	24	15,290,550.85	1.02	43.63	7.997	634	82.22	360	358	2
$650,000.01 to $675,000.00	23	15,278,200.91	1.02	43.64	8.264	620	81.86	360	358	2
$675,000.01 to $700,000.00	24	16,600,283.46	1.11	43.61	8.131	626	83.61	360	358	2
$700,000.01 to $725,000.00	19	13,560,140.01	0.90	45.18	8.207	621	83.17	360	358	2
$725,000.01 to $750,000.00	14	10,329,407.93	0.69	42.26	7.744	649	82.23	360	358	2
$750,000.01 to $775,000.00	9	6,882,208.45	0.46	42.16	8.061	615	84.18	360	358	2
$775,000.01 to $800,000.00	13	10,289,026.79	0.69	46.97	8.042	608	80.55	360	358	2
$800,000.01 or greater	89	92,719,856.03	6.19	43.74	7.641	608	73.88	360	357	3
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2
Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
120	1	$33,038.03	0.00%	34.57%	12.250%	582	85.00%	120	118	2
180	44	5,189,739.55	0.35	40.74	9.718	593	75.58	180	152	28
240	18	1,934,097.51	0.13	39.81	8.879	600	73.88	240	238	2
360	7,441	1,491,632,117.64	99.52	42.89	8.593	607	81.29	360	358	2
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
101 to 105	3	$910,532.24	0.06%	39.90%	9.196%	573	76.37%	180	103	77
106 to 110	1	144,635.53	0.01	42.67	10.600	602	64.43	180	106	74
111 to 115	2	131,643.85	0.01	31.76	11.099	615	77.81	180	114	66
116 to 120	3	806,358.16	0.05	43.51	11.510	558	74.32	178	118	60
156 to 160	1	28,734.06	0.00	20.80	12.500	539	45.90	180	160	20
166 to 170	2	223,221.11	0.01	32.75	7.567	639	89.11	180	170	10
171 to 175	10	667,214.28	0.04	35.74	8.838	628	72.02	180	173	7
176 to 180	23	2,310,438.35	0.15	42.87	9.627	599	76.51	180	179	1
226 to 230	1	20,725.68	0.00	49.83	10.250	622	100.00	240	228	12
231 to 235	2	233,023.36	0.02	25.42	9.136	595	74.68	240	234	6
236 to 240	15	1,680,348.47	0.11	41.68	8.826	600	73.45	240	239	1
281 to 285	2	767,177.41	0.05	43.50	10.627	574	73.17	360	284	76
286 to 290	12	2,746,331.00	0.18	38.08	10.389	586	75.09	360	287	73
291 to 295	13	2,351,677.66	0.16	32.08	10.721	574	77.76	360	293	67
296 to 300	14	4,432,440.36	0.30	34.79	9.766	593	78.32	360	298	62
301 to 305	4	1,300,904.16	0.09	40.54	9.478	608	76.18	360	302	58
341 to 345	5	287,499.11	0.02	39.98	8.720	621	90.37	360	344	16
346 to 350	131	15,570,835.81	1.04	42.72	7.969	627	81.85	360	348	12
351 to 355	911	173,326,163.32	11.56	43.73	8.456	603	79.60	360	354	6
356 to 360	6,349	1,290,849,088.81	86.13	42.84	8.606	607	81.55	360	359	1
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
801 to 850	1	$234,837.12	0.02%	54.07%	7.840%	810	97.51%	360	359	1
751 to 800	38	10,084,196.54	0.67	42.77	7.751	771	89.15	360	357	3
701 to 750	206	50,615,403.38	3.38	43.40	7.823	720	88.00	360	357	3
651 to 700	982	223,126,082.44	14.89	43.11	8.092	670	85.68	359	357	2
601 to 650	2,480	525,999,608.23	35.09	42.94	8.261	624	83.59	359	357	2
551 to 600	2,604	456,529,334.87	30.46	42.59	8.785	579	79.01	359	356	3
501 to 550	1,088	219,008,178.91	14.61	43.14	9.661	527	74.44	359	356	3
451 to 500	29	5,238,423.43	0.35	42.18	10.255	500	73.26	360	357	3
Not Available	76	7,952,927.81	0.53	38.33	9.990	0	71.97	359	356	3
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	384	$93,214,106.12	6.22%	42.41%	8.879%	569	76.52%	358	354	5
AA	942	217,973,192.42	14.54	43.78	8.814	580	79.93	359	355	4
AAA	3	814,534.71	0.05	15.68	9.981	662	80.13	360	358	2
AA+	5,365	1,030,853,531.79	68.78	42.93	8.334	624	83.38	359	358	2
B	470	98,010,157.88	6.54	41.76	9.543	555	74.03	359	355	4
C	219	38,740,633.90	2.58	41.42	10.066	554	70.77	360	357	3
CC	120	19,150,036.20	1.28	40.35	11.104	554	63.53	359	355	4
NG	1	32,799.71	0.00	36.20	11.000	604	100.00	360	349	11
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	6,021	$1,154,918,235.29	77.06%	42.69%	8.627%	605	81.17%	359	357	2
PUD	704	158,467,012.21	10.57	43.46	8.511	606	82.93	359	356	3
2-4 Family	394	118,588,049.66	7.91	42.84	8.324	627	79.07	360	357	2
Low Rise Condo	341	59,760,035.13	3.99	44.98	8.781	613	83.01	360	358	2
MF Housing	30	3,871,369.26	0.26	41.91	7.992	663	77.46	355	343	11
High Rise Condo	14	3,184,291.18	0.21	43.02	9.823	618	83.63	360	359	1
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	6,983	$1,389,495,701.16	92.71%	43.07%	8.552%	605	81.23%	359	357	3
Non-Owner Occupied	412	79,403,135.47	5.30	39.42	9.418	632	82.78	359	358	2
Second Home	109	29,890,156.10	1.99	42.81	8.562	609	78.40	360	358	2
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	5,391	$900,954,363.70	60.11%	43.47%	8.624%	601	83.02%	359	357	2
Stated Income	2,061	584,387,316.65	38.99	41.94	8.558	616	78.54	359	357	3
Limited Income	31	8,278,044.47	0.55	44.22	8.828	628	82.45	355	351	4
No Documentation	20	5,024,142.40	0.34	0.00	8.174	699	80.60	360	355	5
Business Bank Statements	1	145,125.51	0.01	46.17	9.300	526	78.91	360	359	1
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	3,405	$880,359,870.83	58.74%	42.84%	8.404%	598	77.51%	359	356	3
Purchase	3,548	506,124,971.83	33.77	42.78	8.915	626	87.83	360	358	2
R/T Refi	551	112,304,150.07	7.49	43.57	8.692	596	81.06	359	357	2
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2/28 ARM	2,935	$543,533,340.34	36.26%	41.32%	9.202%	586	80.18%	360	357	3
2/28 ARM Balloon	1,546	483,133,977.88	32.23	44.13	7.991	614	81.62	360	358	2
30 Year Fixed	1,983	172,918,253.57	11.54	42.21	9.772	619	84.88	360	358	2
2/28 ARM with 5yr IO	360	131,048,771.51	8.74	44.61	7.575	636	83.41	360	358	2
30/40 Balloon	159	42,742,259.27	2.85	44.34	7.551	618	77.72	360	359	1
5/25 ARM Balloon	93	29,177,372.60	1.95	45.94	7.544	631	79.36	360	358	2
3/27 ARM Balloon	87	26,744,442.71	1.78	43.06	7.769	627	78.86	360	358	2
5/25 ARM	120	23,960,437.61	1.60	41.45	8.484	610	76.72	360	359	1
3/27 ARM	75	13,939,963.55	0.93	43.08	9.203	595	81.93	360	353	7
5/25 ARM with 5yr IO	29	11,188,174.44	0.75	45.96	6.924	652	76.29	360	358	2
30 Year Fixed with 5yr IO	9	4,250,166.01	0.28	48.33	7.547	646	85.40	360	358	2
3/27 ARM with 5yr IO	11	4,145,003.76	0.28	37.04	7.778	635	84.18	360	357	3
30 Year Fixed Rate Reduction	27	3,586,490.20	0.24	39.59	10.572	545	68.09	360	356	4
15 Year Fixed	34	2,992,736.36	0.20	40.31	9.498	608	75.35	180	175	5
15/30 Balloon	6	1,828,487.90	0.12	41.80	10.272	568	74.36	180	109	71
20 Year Fixed	17	1,797,644.98	0.12	39.45	8.626	605	74.42	240	238	2
0.5/29.5 ARM	5	1,201,129.78	0.08	37.58	9.216	580	75.00	360	354	6
2/13 ARM	4	368,515.29	0.02	38.92	8.749	601	83.53	180	171	9
20 Year Fixed Rate Reduction	1	136,452.53	0.01	44.51	12.200	530	66.83	240	236	4
15/15 ARM	2	62,334.41	0.00	33.24	10.992	654	100.00	360	352	8
10 Year Fixed	1	33,038.03	0.00	34.57	12.250	582	85.00	120	118	2
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	409	$150,632,115.72	10.05%	44.60%	7.531%	637	82.95%	360	358	2
Not Interest Only	7,095	1,348,156,877.01	89.95	42.68	8.717	604	81.07	359	357	2
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	6,069	$1,431,280,451.01	95.50%	42.86%	8.448%	606	80.42%	359	357	2
2	1,435	67,508,541.72	4.50	43.22	11.770	627	99.14	358	355	3
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	2,381	$394,007,591.43	26.29%	43.73%	8.994%	607	81.43%	359	357	2
12	412	139,724,939.87	9.32	43.07	8.350	611	77.63	359	356	2
24	3,854	792,415,779.94	52.87	42.64	8.542	604	82.34	360	357	2
30	6	1,472,739.26	0.10	39.38	9.958	546	84.52	360	348	12
36	845	169,637,044.07	11.32	42.04	8.114	619	78.77	357	355	2
60	6	1,530,898.16	0.10	26.75	10.338	589	79.93	268	196	72
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	1,169	$418,537,986.54	27.93%	43.87%	7.858%	616	79.69%	360	357	3
Florida	811	153,042,342.98	10.21	42.82	8.715	606	80.32	359	357	2
Massachusetts	433	123,754,992.52	8.26	44.72	8.238	614	79.67	360	357	3
New York	375	115,219,984.01	7.69	43.64	8.330	614	77.13	358	356	2
Texas	920	94,834,710.43	6.33	40.59	9.687	594	88.49	358	355	3
New Jersey	249	69,418,550.64	4.63	43.82	8.678	606	78.62	360	358	2
Virginia	213	38,768,589.26	2.59	42.86	8.935	592	80.79	359	357	2
Michigan	318	38,651,358.99	2.58	40.61	9.635	592	85.58	360	358	2
Illinois	199	33,093,315.70	2.21	42.61	9.272	592	81.18	360	358	2
Maryland	140	32,296,107.77	2.15	44.12	8.626	596	81.52	358	355	3
Arizona	150	30,228,376.38	2.02	42.91	8.605	598	79.29	360	358	2
Washington	148	27,613,275.88	1.84	42.41	8.549	601	84.62	360	358	2
Georgia	218	26,079,249.75	1.74	40.81	9.512	602	85.87	359	357	2
Pennsylvania	202	25,685,048.23	1.71	41.72	9.189	604	82.47	360	358	2
Connecticut	123	23,432,388.31	1.56	41.68	8.737	591	78.31	359	356	4
Ohio	233	23,369,300.48	1.56	40.45	9.726	603	87.54	360	358	2
Nevada	98	20,915,399.65	1.40	43.31	8.465	619	85.46	360	357	3
Colorado	105	17,745,503.78	1.18	41.35	8.490	606	82.56	360	357	3
North Carolina	136	17,292,853.17	1.15	42.16	9.524	601	82.96	359	358	2
Hawaii	42	13,785,425.29	0.92	43.57	7.665	613	75.11	360	357	3
Oregon	56	12,231,036.40	0.82	42.65	8.796	603	83.45	360	358	2
Missouri	95	10,812,150.61	0.72	38.80	9.661	596	84.39	358	354	4
Minnesota	63	10,395,478.42	0.69	40.08	9.325	598	84.22	360	358	2
Indiana	99	10,178,667.24	0.68	40.69	9.974	594	87.99	360	356	4
Tennessee	107	10,155,380.79	0.68	40.91	9.595	598	87.51	354	353	1
Rhode Island	48	8,699,781.83	0.58	42.77	8.731	617	81.37	360	358	2
New Hampshire	48	8,264,714.21	0.55	41.21	8.869	597	84.08	354	350	4
Maine	55	8,260,107.80	0.55	42.55	9.192	602	82.25	359	358	1
Wisconsin	71	7,753,082.69	0.52	41.67	9.798	592	84.98	358	357	1
Kentucky	76	7,076,689.14	0.47	40.52	9.671	600	87.33	360	358	2
District of Columbia	17	6,984,978.17	0.47	45.55	8.640	581	66.69	360	355	5
South Carolina	65	6,583,511.89	0.44	41.17	9.688	601	88.72	358	352	6
Louisiana	56	6,223,037.96	0.42	39.17	9.360	602	86.92	355	353	2
Utah	42	6,202,764.61	0.41	38.12	8.867	617	88.52	352	348	4
Oklahoma	61	6,126,160.41	0.41	36.63	9.644	589	87.95	360	358	2
Alabama	59	5,661,635.31	0.38	37.94	9.532	589	86.21	358	356	2
Idaho	31	3,986,538.87	0.27	41.04	8.629	606	84.32	360	358	2
Delaware	14	2,756,627.61	0.18	47.28	8.489	601	82.48	360	358	2
Iowa	30	2,738,484.34	0.18	40.16	9.735	593	88.39	360	358	2
Vermont	22	2,727,851.13	0.18	39.70	9.233	631	79.19	360	358	2
Arkansas	27	2,610,981.20	0.17	36.50	10.223	597	81.83	346	343	2
Kansas	19	2,535,713.67	0.17	41.70	9.510	614	90.16	360	359	1
Mississippi	22	1,973,453.63	0.13	40.09	10.332	596	80.83	356	342	13
Wyoming	15	1,205,443.29	0.08	45.85	9.571	591	84.73	360	358	2
Alaska	3	839,715.29	0.06	38.10	9.030	620	88.39	360	359	1
Montana	8	710,980.56	0.05	45.89	9.990	608	87.70	360	359	1
Nebraska	6	694,858.87	0.05	35.54	10.558	582	87.27	360	358	2
South Dakota	6	520,573.43	0.03	39.53	9.981	583	81.19	360	357	3
North Dakota	1	113,833.60	0.01	39.63	12.000	532	95.00	360	355	5
Total:	7,504	$1,498,788,992.73	100.00%	42.87%	8.598%	607	81.26%	359	357	2

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.501% to 2.000%	2	$201,537.98	0.02%	40.18%	10.268%	583	80.00%	360	359	1
2.501% to 3.000%	12	1,064,040.82	0.08	37.17	11.429	522	66.81	360	359	1
3.001% to 3.500%	4	1,740,589.46	0.14	43.96	7.335	577	53.11	360	343	17
3.501% to 4.000%	18	3,016,934.11	0.24	36.38	8.846	611	72.14	360	332	28
4.001% to 4.500%	16	5,824,435.42	0.46	44.32	6.611	647	72.59	360	344	16
4.501% to 5.000%	80	21,633,319.06	1.71	44.02	7.701	612	75.81	360	351	9
5.001% to 5.500%	165	49,200,966.93	3.88	44.39	7.603	625	75.99	359	352	7
5.501% to 6.000%	312	106,234,643.54	8.37	43.31	7.465	622	76.57	360	355	5
6.001% to 6.500%	3,423	786,725,857.83	62.02	42.91	8.414	611	83.28	360	359	1
6.501% to 7.000%	561	140,818,853.79	11.10	42.81	8.872	584	77.23	360	357	3
7.001% to 7.500%	381	85,237,251.56	6.72	42.10	9.290	577	78.01	360	357	3
7.501% to 8.000%	253	56,392,558.69	4.45	42.31	9.722	564	79.31	360	356	4
8.001% to 8.500%	33	7,823,267.94	0.62	41.90	9.843	568	79.57	360	356	4
8.501% to 9.000%	2	401,464.90	0.03	53.90	9.942	531	80.00	360	347	13
9.001% to 9.500%	3	1,160,985.68	0.09	43.71	10.232	583	79.73	360	356	4
9.501% to 10.000%	2	1,026,756.17	0.08	47.21	10.922	591	77.63	360	357	3
Total:	5,267	$1,268,503,463.88	100.00%	42.92%	8.466%	605	80.94%	360	358	2

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	13	$3,209,741.96	0.25%	42.82%	9.181%	582	73.59%	360	356	4
2.000%	74	23,246,100.44	1.83	43.55	8.251	594	74.51	360	357	3
3.000%	5,180	1,242,047,621.48	97.91	42.91	8.468	605	81.08	360	358	2
Total:	5,267	$1,268,503,463.88	100.00%	42.92%	8.466%	605	80.94%	360	358	2

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	5,251	$1,263,971,694.15	99.64%	42.92%	8.466%	605	80.95%	360	358	2
1.500%	16	4,531,769.73	0.36	41.63	8.431	616	79.48	360	356	4
Total:	5,267	$1,268,503,463.88	100.00%	42.92%	8.466%	605	80.94%	360	358	2

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
8.501% to 9.000%	1	$241,270.32	0.02%	45.17%	5.750%	618	85.00%	360	359	1
9.001% to 9.500%	3	1,118,511.20	0.09	48.51	6.214	627	77.55	360	357	3
9.501% to 10.000%	3	1,177,815.15	0.09	42.68	6.949	628	82.88	360	355	5
10.001% to 10.500%	1	222,547.35	0.02	54.43	7.475	613	64.64	360	354	6
10.501% to 11.000%	7	2,336,410.07	0.18	41.66	7.833	584	78.33	360	357	3
11.001% to 11.500%	4	1,453,274.74	0.11	46.95	6.614	596	77.63	360	355	5
11.501% to 12.000%	55	17,960,593.18	1.42	47.76	6.118	632	75.77	360	357	3
12.001% to 12.500%	116	44,004,978.20	3.47	44.12	6.353	639	75.75	360	357	3
12.501% to 13.000%	275	103,698,128.89	8.17	44.79	6.856	632	78.01	360	358	2
13.001% to 13.500%	386	135,399,988.50	10.67	43.96	7.305	628	79.40	360	358	2
13.501% to 14.000%	660	214,417,401.77	16.90	43.23	7.790	621	80.90	360	358	2
14.001% to 14.500%	643	181,759,306.51	14.33	43.50	8.254	610	80.90	360	358	2
14.501% to 15.000%	778	183,488,341.39	14.46	42.71	8.755	603	82.62	360	358	2
15.001% to 15.500%	569	116,105,904.50	9.15	41.89	9.243	588	82.81	360	358	2
15.501% to 16.000%	640	112,139,436.27	8.84	41.85	9.749	581	82.95	360	356	4
16.001% to 16.500%	341	55,899,475.13	4.41	41.04	10.244	564	82.00	360	356	4
16.501% to 17.000%	311	44,689,665.99	3.52	41.01	10.741	560	83.39	360	357	3
17.001% to 17.500%	192	22,926,545.87	1.81	38.49	11.222	554	81.63	360	356	4
17.501% to 18.000%	208	21,831,184.54	1.72	39.73	11.772	550	79.66	360	357	3
18.001% to 18.500%	71	7,223,579.33	0.57	40.35	12.198	537	76.15	360	359	1
18.501% to 19.000%	3	409,104.98	0.03	44.82	12.083	560	71.14	360	358	2
Total:	5,267	$1,268,503,463.88	100.00%	42.92%	8.466%	605	80.94%	360	358	2
Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% - 5.500%	2	$1,042,911.81	0.08%	46.61%	5.619%	588	68.94%	360	353	7
5.501% - 6.000%	55	18,789,916.26	1.48	47.00	6.017	632	75.04	360	357	3
6.001% - 6.500%	135	51,638,888.32	4.07	44.17	6.487	638	76.40	360	357	3
6.501% - 7.000%	285	108,427,215.94	8.55	44.88	6.859	633	77.99	360	357	3
7.001% - 7.500%	398	139,568,637.39	11.00	43.66	7.313	629	79.34	360	358	2
7.501% - 8.000%	678	218,523,135.50	17.23	43.33	7.816	620	80.97	360	358	2
8.001% - 8.500%	630	177,288,372.08	13.98	43.56	8.301	607	81.04	360	358	2
8.501% - 9.000%	775	181,576,712.56	14.31	42.71	8.792	601	82.57	360	358	2
9.001% - 9.500%	564	113,286,424.28	8.93	41.81	9.279	587	82.60	360	358	2
9.501% - 10.000%	627	108,741,791.29	8.57	41.77	9.801	581	83.42	360	356	4
10.001% - 10.500%	338	55,094,681.14	4.34	41.14	10.270	564	82.19	360	356	4
10.501% - 11.000%	310	43,580,935.92	3.44	40.96	10.765	560	83.28	360	357	3
11.001% - 11.500%	186	21,520,224.69	1.70	38.15	11.275	553	82.02	360	356	4
11.501% - 12.000%	211	22,074,249.02	1.74	39.77	11.782	550	79.51	360	357	3
12.001% - 12.500%	71	7,223,579.33	0.57	40.35	12.198	537	76.15	360	359	1
12.501% - 13.000%	2	125,788.35	0.01	40.82	12.550	531	84.98	360	356	4
Total:	5,267	$1,268,503,463.88	100.00%	42.92%	8.466%	605	80.94%	360	358	2

Next Interest Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
Month of Next Interest	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
July-06	7	$1,570,943.18	0.12%	37.09%	9.895%	566	79.25%	360	303	57
August-06	4	1,522,865.60	0.12	35.83	10.085	572	72.30	360	293	67
September-06	6	1,430,383.47	0.11	35.89	9.743	611	79.04	360	294	66
October-06	9	1,828,879.18	0.14	35.67	9.742	571	77.85	358	296	62
November-06	14	3,351,432.77	0.26	36.16	10.657	581	75.20	360	295	65
December-06	8	2,205,638.31	0.17	37.67	10.080	588	78.86	360	316	44
March-07	2	113,151.73	0.01	37.84	9.529	590	89.41	360	345	15
April-07	5	1,437,966.87	0.11	50.74	7.506	640	83.17	360	346	14
May-07	9	1,346,534.41	0.11	44.17	7.896	618	79.75	360	347	13
June-07	9	1,329,833.32	0.10	46.97	7.426	613	83.26	360	348	12
July-07	19	4,424,497.63	0.35	39.97	7.369	638	78.58	360	349	11
August-07	19	2,828,051.55	0.22	43.31	7.938	587	77.37	347	337	10
September-07	27	5,130,385.12	0.40	41.72	7.523	634	82.88	360	351	9
October-07	58	13,464,166.22	1.06	44.72	7.485	596	78.66	360	352	8
November-07	52	11,393,037.56	0.90	44.43	8.171	577	76.62	360	353	7
December-07	135	38,347,604.77	3.02	43.75	8.225	603	79.80	360	354	6
January-08	250	69,745,150.64	5.50	43.97	8.570	601	78.86	360	355	5
February-08	365	113,186,328.19	8.92	42.93	8.556	591	76.33	360	356	4
March-08	350	112,391,443.59	8.86	43.90	8.118	608	80.18	360	357	3
April-08	275	78,310,185.70	6.17	42.87	8.176	613	79.76	360	358	2
May-08	1,447	310,413,533.69	24.47	42.76	8.627	606	82.20	360	359	1
June-08	1,787	384,989,374.14	30.35	42.41	8.653	603	83.14	360	360	0
July-08	1	156,918.98	0.01	46.85	7.800	724	95.00	360	349	11
September-08	2	1,047,469.76	0.08	32.32	7.099	613	84.65	360	351	9
October-08	1	161,584.50	0.01	49.18	8.250	619	95.00	360	352	8
December-08	3	827,490.00	0.07	44.21	7.612	662	83.56	360	354	6
January-09	6	1,566,232.16	0.12	46.76	7.852	592	76.71	360	355	5
February-09	7	2,121,727.74	0.17	38.90	7.728	612	82.70	360	356	4
March-09	44	11,403,593.17	0.90	43.70	8.058	626	76.45	360	357	3
April-09	16	4,619,352.96	0.36	39.58	7.947	594	74.94	360	358	2
May-09	30	8,839,033.91	0.70	44.15	8.104	640	86.13	360	359	1
June-09	56	12,610,354.00	0.99	42.37	8.595	608	81.69	360	360	0
May-10	1	114,389.76	0.01	49.52	9.850	653	90.00	360	347	13
September-10	3	923,288.75	0.07	48.28	6.208	616	68.50	360	351	9
October-10	1	1,100,000.00	0.09	45.37	5.600	612	37.93	360	352	8
December-10	3	707,771.61	0.06	41.64	7.908	602	75.17	360	354	6
January-11	7	1,370,933.50	0.11	44.14	8.711	617	80.38	360	355	5
February-11	13	3,840,606.50	0.30	43.86	8.141	637	80.09	360	356	4
March-11	23	8,098,052.81	0.64	46.95	7.536	627	74.45	360	357	3
April-11	9	2,524,008.36	0.20	47.90	7.294	629	76.09	360	358	2
May-11	86	20,532,691.36	1.62	45.56	7.904	620	78.81	360	359	1
June-11	96	25,114,242.00	1.98	41.93	7.856	632	79.95	360	360	0
June-20	1	16,447.26	0.00	34.18	11.250	586	100.00	360	348	12
December-20	1	45,887.15	0.00	32.90	10.900	679	100.00	360	354	6
Total:	5,267	$1,268,503,463.88	100.00%	42.92%	8.466%	605	80.94%	360	358	2

GROUP II MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$1,371,844,335.35	$12,989.23	$1,967,370.47
Number of Loans	6,778
Average Original Loan Balance	$202,672.48	$13,000.00	$1,974,219.00
Average Current Loan Balance	$202,396.63
(1) Weighted Average Combined Original LTV	81.30%	11.63%	100.00%
(1) Weighted Average Gross Coupon	8.592%	5.350%	14.400%
(1) (2) Weighted Average Gross Margin	6.300%	2.000%	9.750%
(1) (2) Weighted Average Term to Next Rate Adjustment Date (months)	24	1	174
(1) Weighted Average Remaining Term to Maturity (months)	357	102	360
(1) (3) Weighted Average Credit Score	607	500	810
(1) Weighted Average reflected in Total.
(2) Adjustable Rate Mortgage Loans Only (3) 99.49% of the Mortgage Loans have Credit Scores.

Range	Percent of Cut-off Date Principal Balance
Product Type	Adjustable	84.62%
Fixed	15.38%

Interest Only Loans	10.18%
Balloon Loans	39.13%

Lien	First	95.46%
Second	4.54%

Property Type	Single Family	77.79%
PUD	11.14%
2-4 Family	6.67%
Low Rise Condo	3.93%
MF Housing	0.26%
High Rise Condo	0.21%

Occupancy Status	Owner Occupied	93.07%
Non-Owner Occupied	4.91%
Second Home	2.02%

Geographic Distribution	California	28.35%
Florida	10.21%
Massachusetts	7.87%
New York	7.33%
Texas	6.54%

Number of States	49
Largest Zip Code Concentration	94531	0.24%
Loans with Mortgage Insurance	0.00%
Loans with Prepayment Penalties	73.91%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% to 5.500%	1	$822,500.00	0.06%	50.42%	5.350%	595	70.00%	360	352	8
5.501% to 6.000%	45	15,573,860.58	1.14	47.51	5.821	636	75.20	358	354	4
6.001% to 6.500%	139	53,959,539.75	3.93	44.07	6.344	639	75.39	360	357	3
6.501% to 7.000%	324	122,000,114.75	8.89	44.49	6.826	633	77.60	360	357	2
7.001% to 7.500%	439	152,029,524.61	11.08	43.67	7.313	629	78.93	360	358	2
7.501% to 8.000%	695	220,351,634.31	16.06	43.29	7.802	620	80.20	360	358	2
8.001% to 8.500%	640	178,024,574.36	12.98	43.43	8.290	608	80.60	360	358	2
8.501% to 9.000%	820	187,954,106.19	13.70	42.89	8.787	603	82.03	359	357	2
9.001% to 9.500%	590	115,892,232.09	8.45	41.82	9.268	588	82.33	359	357	2
9.501% to 10.000%	734	111,029,025.45	8.09	41.84	9.779	587	84.18	359	356	3
10.001% to 10.500%	412	61,935,631.35	4.51	41.32	10.270	572	82.74	359	355	5
10.501% to 11.000%	432	51,830,294.57	3.78	41.13	10.780	578	85.25	356	352	5
11.001% to 11.500%	299	28,429,064.06	2.07	39.68	11.290	576	85.75	359	355	4
11.501% to 12.000%	361	31,038,488.98	2.26	40.51	11.805	567	83.06	357	352	5
12.001% to 12.500%	351	20,420,577.24	1.49	42.25	12.236	585	90.81	358	356	2
12.501% to 13.000%	354	15,027,375.29	1.10	43.32	12.750	589	99.03	358	356	2
13.001% to 13.500%	68	2,963,378.33	0.22	41.67	13.160	587	95.94	359	358	1
13.501% to 14.000%	68	2,248,215.35	0.16	44.13	13.841	588	99.61	360	359	1
14.001% to 14.500%	6	314,198.09	0.02	35.54	14.256	615	100.00	360	360	0
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Combined Original Loan-to-Value Ratio (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Combined Original LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10.01% to 15.00%	2	$124,786.31	0.01%	40.75%	10.288%	573	13.00%	360	357	3
15.01% to 20.00%	2	129,925.46	0.01	47.19	10.516	608	16.36	360	359	1
20.01% to 25.00%	5	412,875.05	0.03	38.51	9.443	623	22.28	360	359	1
25.01% to 30.00%	14	2,135,854.41	0.16	36.64	8.722	574	28.19	360	359	1
30.01% to 35.00%	19	2,745,477.92	0.20	41.79	8.962	549	33.59	357	353	4
35.01% to 40.00%	35	6,446,152.95	0.47	39.11	8.236	585	37.89	353	350	3
40.01% to 45.00%	41	7,553,774.05	0.55	39.35	8.078	596	43.09	360	357	3
45.01% to 50.00%	73	16,771,874.53	1.22	42.51	7.994	585	47.94	359	357	2
50.01% to 55.00%	61	14,967,686.86	1.09	41.01	8.311	573	53.01	359	356	3
55.01% to 60.00%	143	37,306,134.81	2.72	40.93	8.212	583	58.07	358	355	3
60.01% to 65.00%	309	80,482,391.76	5.87	41.87	8.342	575	63.71	359	355	4
65.01% to 70.00%	311	88,588,071.91	6.46	42.07	8.324	584	69.04	359	355	4
70.01% to 75.00%	397	100,002,739.51	7.29	42.56	8.653	579	74.09	359	357	2
75.01% to 80.00%	1,985	449,354,951.29	32.76	43.27	8.267	611	79.73	359	357	2
80.01% to 85.00%	346	97,984,127.94	7.14	43.47	8.217	607	84.46	360	357	3
85.01% to 90.00%	599	170,150,271.96	12.40	43.18	8.501	618	89.62	359	357	3
90.01% to 95.00%	551	116,763,973.68	8.51	43.30	8.973	614	94.65	360	358	2
95.01% to 100.00%	1,885	179,923,264.95	13.12	43.29	9.836	636	99.90	359	358	1
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0.01 to $25,000.00	253	$5,478,468.12	0.40%	40.52%	11.712%	607	99.80%	355	350	4
$25,000.01 to $50,000.00	688	24,055,889.91	1.75	41.62	11.986	607	97.15	358	355	3
$50,000.01 to $75,000.00	649	40,492,120.20	2.95	40.04	11.052	604	87.58	358	356	2
$75,000.01 to $100,000.00	599	52,468,404.92	3.82	39.74	10.232	599	84.08	359	357	2
$100,000.01 to $125,000.00	680	76,605,569.52	5.58	40.37	9.648	595	83.07	358	356	2
$125,000.01 to $150,000.00	582	79,835,113.68	5.82	40.47	9.318	594	81.66	359	357	2
$150,000.01 to $175,000.00	446	72,428,280.08	5.28	41.68	9.044	595	80.90	359	357	2
$175,000.01 to $200,000.00	396	74,149,818.75	5.41	42.43	8.874	598	80.24	360	358	2
$200,000.01 to $225,000.00	297	63,195,252.38	4.61	42.64	8.668	599	79.17	359	357	2
$225,000.01 to $250,000.00	250	59,374,337.61	4.33	42.97	8.471	603	80.51	359	356	2
$250,000.01 to $275,000.00	230	60,515,465.65	4.41	43.33	8.550	600	80.06	359	356	3
$275,000.01 to $300,000.00	221	63,774,744.41	4.65	44.46	8.329	605	78.69	360	357	3
$300,000.01 to $325,000.00	209	65,179,406.97	4.75	44.16	8.020	609	80.80	359	357	2
$325,000.01 to $350,000.00	182	61,552,471.15	4.49	44.51	8.142	604	80.29	359	354	5
$350,000.01 to $375,000.00	164	59,205,874.71	4.32	43.26	8.011	614	80.96	360	357	3
$375,000.01 to $400,000.00	159	61,635,582.32	4.49	44.19	8.078	613	80.79	359	355	4
$400,000.01 to $425,000.00	108	44,690,906.25	3.26	44.52	7.867	611	80.76	360	358	2
$425,000.01 to $450,000.00	90	39,457,458.66	2.88	42.97	7.923	618	81.64	360	358	2
$450,000.01 to $475,000.00	70	32,329,835.06	2.36	44.03	7.624	624	82.89	357	355	3
$475,000.01 to $500,000.00	69	33,654,973.63	2.45	42.67	7.947	612	83.21	360	358	2
$500,000.01 to $525,000.00	69	35,531,107.35	2.59	44.22	8.066	614	80.83	360	357	3
$525,000.01 to $550,000.00	53	28,480,574.44	2.08	44.50	7.776	628	82.93	360	358	2
$550,000.01 to $575,000.00	38	21,382,310.64	1.56	46.74	7.731	611	80.50	360	358	2
$575,000.01 to $600,000.00	39	22,982,881.50	1.68	42.32	8.090	626	84.12	360	357	3
$600,000.01 to $625,000.00	31	18,968,067.41	1.38	43.06	8.078	618	84.81	360	357	3
$625,000.01 to $650,000.00	22	14,026,166.19	1.02	44.35	7.896	637	81.52	360	358	2
$650,000.01 to $675,000.00	23	15,278,200.91	1.11	43.64	8.264	620	81.86	360	358	2
$675,000.01 to $700,000.00	21	14,511,624.18	1.06	43.71	8.193	630	83.66	360	358	2
$700,000.01 to $725,000.00	19	13,560,140.01	0.99	45.18	8.207	621	83.17	360	358	2
$725,000.01 to $750,000.00	13	9,584,923.24	0.70	42.89	7.736	652	82.19	360	358	2
$750,000.01 to $775,000.00	9	6,882,208.45	0.50	42.16	8.061	615	84.18	360	358	2
$775,000.01 to $800,000.00	12	9,507,643.45	0.69	46.88	8.062	604	79.77	360	358	2
$800,000.01 or greater	87	91,068,513.60	6.64	43.84	7.624	607	73.59	360	357	3
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
120	1	$33,038.03	0.00%	34.57%	12.250%	582	85.00%	120	118	2
180	41	4,823,680.51	0.35	40.26	9.706	594	75.25	180	150	30
240	15	1,653,456.27	0.12	39.73	8.908	601	75.64	240	238	2
360	6,721	1,365,334,160.54	99.53	42.93	8.588	607	81.33	360	358	2
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
101 to 105	3	$910,532.24	0.07%	39.90%	9.196%	573	76.37%	180	103	77
106 to 110	1	144,635.53	0.01	42.67	10.600	602	64.43	180	106	74
111 to 115	2	131,643.85	0.01	31.76	11.099	615	77.81	180	114	66
116 to 120	3	806,358.16	0.06	43.51	11.510	558	74.32	178	118	60
156 to 160	1	28,734.06	0.00	20.80	12.500	539	45.90	180	160	20
166 to 170	2	223,221.11	0.02	32.75	7.567	639	89.11	180	170	10
171 to 175	10	667,214.28	0.05	35.74	8.838	628	72.02	180	173	7
176 to 180	20	1,944,379.31	0.14	42.09	9.580	603	75.87	180	179	1
226 to 230	1	20,725.68	0.00	49.83	10.250	622	100.00	240	228	12
231 to 235	2	233,023.36	0.02	25.42	9.136	595	74.68	240	234	6
236 to 240	12	1,399,707.23	0.10	41.96	8.850	601	75.44	240	239	1
281 to 285	2	767,177.41	0.06	43.50	10.627	574	73.17	360	284	76
286 to 290	10	2,389,852.05	0.17	35.58	10.334	594	74.46	360	287	73
291 to 295	12	2,087,270.44	0.15	33.42	10.641	564	77.47	360	293	67
296 to 300	12	4,098,701.29	0.30	34.52	9.748	586	78.18	360	298	62
301 to 305	4	1,300,904.16	0.09	40.54	9.478	608	76.18	360	302	58
341 to 345	5	287,499.11	0.02	39.98	8.720	621	90.37	360	344	16
346 to 350	121	14,206,968.88	1.04	42.98	7.976	628	81.88	360	348	12
351 to 355	823	160,853,678.98	11.73	43.69	8.454	603	79.47	360	354	6
356 to 360	5,732	1,179,342,108.22	85.97	42.89	8.600	608	81.62	360	359	1
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
801 to 850	1	$234,837.12	0.02%	54.07%	7.840%	810	97.51%	360	359	1
751 to 800	38	10,084,196.54	0.74	42.77	7.751	771	89.15	360	357	3
701 to 750	179	47,530,600.18	3.46	43.44	7.778	720	87.84	360	357	3
651 to 700	859	199,024,027.03	14.51	43.25	8.048	670	85.60	359	357	2
601 to 650	2,254	483,417,592.54	35.24	42.86	8.263	624	83.56	359	357	2
551 to 600	2,382	419,102,807.76	30.55	42.71	8.800	579	79.22	359	356	3
501 to 550	974	200,609,793.64	14.62	43.18	9.636	527	74.51	359	356	3
451 to 500	27	4,854,695.72	0.35	42.73	10.319	500	73.29	360	357	3
Not Available	64	6,985,784.82	0.51	38.02	9.971	0	71.47	359	355	3
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	351	$86,958,913.10	6.34%	42.58%	8.888%	568	76.86%	358	354	4
AA	844	200,770,621.33	14.64	43.91	8.783	580	79.87	359	355	4
AAA	3	814,534.71	0.06	15.68	9.981	662	80.13	360	358	2
AA+	4,846	940,420,655.42	68.55	42.95	8.327	624	83.43	359	358	2
B	422	88,597,374.04	6.46	41.85	9.548	557	74.11	359	355	4
C	199	36,203,717.18	2.64	41.37	10.060	554	70.82	360	357	3
CC	112	18,045,719.86	1.32	40.12	11.120	554	63.76	359	355	4
NG	1	32,799.71	0.00	36.20	11.000	604	100.00	360	349	11
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	5,475	$1,067,118,058.69	77.79%	42.70%	8.616%	605	81.17%	359	357	2
PUD	668	152,778,706.83	11.14	43.43	8.516	606	82.98	359	356	3
2-4 Family	300	91,567,252.06	6.67	43.17	8.327	629	79.01	359	357	2
Low Rise Condo	295	53,903,144.23	3.93	45.23	8.757	614	83.02	360	358	2
MF Housing	28	3,567,095.33	0.26	42.12	8.025	665	78.32	354	344	10
High Rise Condo	12	2,910,078.21	0.21	43.13	9.810	620	83.51	360	359	1
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Owner Occupied	6,339	$1,276,795,204.65	93.07%	43.12%	8.549%	606	81.30%	359	357	3
Non-Owner Occupied	340	67,308,516.59	4.91	39.10	9.432	632	82.71	359	357	2
Second Home	99	27,740,614.11	2.02	42.64	8.534	608	78.02	360	358	2
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	4,907	$830,072,939.35	60.51%	43.43%	8.622%	601	83.14%	359	357	2
Stated Income	1,826	530,403,029.32	38.66	42.07	8.543	616	78.44	359	357	3
Limited Income	27	7,235,301.85	0.53	45.21	8.922	621	81.20	354	350	4
No Documentation	17	3,987,939.32	0.29	0.00	8.146	699	78.64	360	355	5
Business Bank Statements	1	145,125.51	0.01	46.17	9.300	526	78.91	360	359	1
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
C/O Refi	3,018	$798,159,302.39	58.18%	42.94%	8.391%	597	77.48%	359	356	3
Purchase	3,252	468,230,331.71	34.13	42.70	8.909	626	87.84	360	358	2
R/T Refi	508	105,454,701.25	7.69	43.67	8.700	596	81.20	359	357	2
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0.5/29.5 ARM	5	$1,201,129.78	0.09%	37.58%	9.216%	580	75.00%	360	354	6
10 Year Fixed	1	33,038.03	0.00	34.57	12.250	582	85.00	120	118	2
15 Year Fixed	31	2,626,677.32	0.19	39.38	9.445	612	74.71	180	175	5
15/15 ARM	2	62,334.41	0.00	33.24	10.992	654	100.00	360	352	8
15/30 Balloon	6	1,828,487.90	0.13	41.80	10.272	568	74.36	180	109	71
20 Year Fixed	14	1,517,003.74	0.11	39.30	8.612	607	76.43	240	238	2
20 Year Fixed Rate Reduction	1	136,452.53	0.01	44.51	12.200	530	66.83	240	236	4
2/13 ARM	4	368,515.29	0.03	38.92	8.749	601	83.53	180	171	9
2/28 ARM	2,637	493,835,910.01	36.00	41.44	9.200	586	80.24	360	357	3
2/28 ARM with 5yr IO	323	120,567,635.41	8.79	44.52	7.572	636	83.41	360	358	2
2/28 ARM Balloon	1,397	444,696,897.44	32.42	44.09	7.992	614	81.55	360	358	2
30 Year Fixed	1,810	158,672,181.84	11.57	42.22	9.768	618	84.92	360	358	2
30 Year Fixed with 5yr IO	8	4,066,166.01	0.30	48.45	7.585	649	85.72	360	358	2
30 Year Fixed Rate Reduction	24	3,232,051.85	0.24	39.00	10.610	546	69.58	360	356	4
30/40 Balloon	140	38,810,304.94	2.83	44.65	7.512	620	78.22	360	359	1
3/27 ARM	69	12,948,878.57	0.94	42.74	9.209	594	81.65	360	353	7
3/27 ARM with 5yr IO	11	4,145,003.76	0.30	37.04	7.778	635	84.18	360	357	3
3/27 ARM Balloon	78	24,624,134.42	1.79	43.19	7.749	626	79.01	360	358	2
5/25 ARM	106	20,739,578.01	1.51	41.12	8.514	609	76.88	360	359	1
5/25 ARM with 5yr IO	28	10,933,174.44	0.80	46.24	6.929	653	76.41	360	358	2
5/25 ARM Balloon	83	26,798,779.65	1.95	46.15	7.525	631	79.48	360	358	2
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Interest Only	370	$139,711,979.62	10.18%	44.55%	7.528%	638	82.95%	360	358	2
Not Interest Only	6,408	1,232,132,355.73	89.82	42.73	8.713	603	81.11	359	357	3
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1	5,451	$1,309,550,307.43	95.46%	42.90%	8.439%	606	80.45%	359	357	2
2	1,327	62,294,027.92	4.54	43.21	11.812	625	99.14	358	355	3
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	2,170	$357,938,974.96	26.09%	43.83%	9.000%	606	81.45%	359	357	2
12	362	124,081,305.13	9.04	43.16	8.352	612	77.54	358	356	2
24	3,473	728,709,620.10	53.12	42.65	8.534	604	82.33	360	357	2
30	6	1,472,739.26	0.11	39.38	9.958	546	84.52	360	348	12
36	761	158,110,797.74	11.53	42.09	8.091	620	79.14	358	355	2
60	6	1,530,898.16	0.11	26.75	10.338	589	79.93	268	196	72
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	1,062	$388,968,412.19	28.35%	43.85%	7.853%	616	79.73%	360	357	3
Florida	717	140,035,779.68	10.21	42.94	8.681	607	80.21	359	357	2
Massachusetts	369	108,002,923.83	7.87	44.81	8.247	611	79.42	360	357	3
New York	317	100,514,644.04	7.33	43.72	8.293	616	77.19	358	356	2
Texas	864	89,752,829.68	6.54	40.68	9.684	594	88.58	358	355	3
New Jersey	225	64,153,029.87	4.68	44.05	8.650	606	78.57	360	358	2
Michigan	308	37,649,667.89	2.74	40.69	9.635	592	85.60	360	358	2
Virginia	199	36,996,900.93	2.70	43.10	8.917	593	80.79	359	357	2
Illinois	188	31,663,114.86	2.31	42.55	9.269	592	81.07	360	358	2
Maryland	123	29,549,744.25	2.15	44.06	8.625	595	81.56	358	355	3
Washington	130	25,251,524.93	1.84	42.04	8.538	601	85.00	360	358	2
Arizona	118	24,847,965.17	1.81	42.74	8.656	597	78.96	360	358	2
Georgia	197	23,720,720.32	1.73	41.13	9.537	602	86.31	359	357	2
Pennsylvania	178	23,193,185.04	1.69	42.19	9.169	604	82.42	360	358	2
Ohio	204	21,099,248.69	1.54	40.61	9.707	603	87.97	360	358	2
Connecticut	93	18,807,690.14	1.37	41.73	8.706	590	78.71	360	356	4
Nevada	83	17,971,816.78	1.31	43.63	8.464	619	85.57	360	357	3
North Carolina	132	16,929,566.95	1.23	41.95	9.523	601	82.84	359	358	2
Colorado	94	16,293,549.97	1.19	40.84	8.423	604	81.65	360	357	3
Hawaii	37	12,712,890.70	0.93	43.45	7.635	615	74.53	360	357	3
Oregon	55	11,954,786.40	0.87	42.58	8.810	602	83.43	360	358	2
Missouri	92	10,476,631.84	0.76	38.68	9.631	597	84.18	358	354	4
Indiana	96	9,938,004.59	0.72	40.76	9.948	595	87.97	360	357	3
Tennessee	100	9,392,563.92	0.68	41.40	9.541	598	87.28	355	353	1
Minnesota	55	9,093,611.11	0.66	40.32	9.317	595	83.87	360	358	2
Maine	53	8,018,157.03	0.58	42.64	9.196	603	81.97	359	358	1
New Hampshire	46	7,792,513.33	0.57	40.90	8.835	599	84.06	360	356	4
Wisconsin	67	7,404,082.69	0.54	41.55	9.751	592	85.28	358	357	1
Kentucky	69	6,557,677.76	0.48	40.90	9.655	597	86.70	360	358	2
South Carolina	63	6,413,525.89	0.47	41.21	9.655	602	88.95	357	352	5
Utah	41	6,174,996.90	0.45	38.12	8.862	617	88.47	352	348	4
Rhode Island	35	6,043,685.54	0.44	42.81	8.744	615	81.67	360	358	2
Oklahoma	57	5,931,749.12	0.43	36.25	9.583	588	87.91	360	358	2
Alabama	56	5,515,847.24	0.40	37.85	9.527	588	86.41	358	356	2
District of Columbia	12	5,489,680.85	0.40	47.79	8.382	586	64.97	360	357	3
Louisiana	47	4,885,944.46	0.36	39.64	9.275	610	87.23	354	351	3
Idaho	28	3,647,884.39	0.27	41.22	8.651	601	84.17	360	358	2
Delaware	14	2,756,627.61	0.20	47.28	8.489	601	82.48	360	358	2
Arkansas	27	2,610,981.20	0.19	36.50	10.223	597	81.83	346	343	2
Vermont	21	2,599,650.47	0.19	40.27	9.163	632	78.41	360	358	2
Kansas	19	2,535,713.67	0.18	41.70	9.510	614	90.16	360	359	1
Iowa	27	2,504,954.76	0.18	40.21	9.701	592	88.28	360	358	2
Mississippi	21	1,904,453.63	0.14	40.33	10.299	600	81.04	355	342	14
Wyoming	15	1,205,443.29	0.09	45.85	9.571	591	84.73	360	358	2
Alaska	3	839,715.29	0.06	38.10	9.030	620	88.39	360	359	1
Montana	8	710,980.56	0.05	45.89	9.990	608	87.70	360	359	1
Nebraska	6	694,858.87	0.05	35.54	10.558	582	87.27	360	358	2
South Dakota	6	520,573.43	0.04	39.53	9.981	583	81.19	360	357	3
North Dakota	1	113,833.60	0.01	39.63	12.000	532	95.00	360	355	5
Total:	6,778	$1,371,844,335.35	100.00%	42.91%	8.592%	607	81.30%	359	357	2

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.501% to 2.000%	2	$201,537.98	0.02%	40.18%	10.268%	583	80.00%	360	359	1
2.501% to 3.000%	10	943,540.82	0.08	36.95	11.430	522	65.69	360	359	1
3.001% to 3.500%	4	1,740,589.46	0.15	43.96	7.335	577	53.11	360	343	17
3.501% to 4.000%	16	2,914,134.11	0.25	36.23	8.742	614	72.09	360	331	29
4.001% to 4.500%	13	5,401,934.44	0.47	44.95	6.590	646	72.11	360	343	17
4.501% to 5.000%	75	20,542,015.39	1.77	43.97	7.661	614	75.94	360	351	9
5.001% to 5.500%	149	45,763,139.25	3.94	44.52	7.606	625	75.88	359	352	7
5.501% to 6.000%	276	97,127,248.72	8.37	43.33	7.473	623	76.63	360	355	5
6.001% to 6.500%	3,082	716,873,767.89	61.75	42.96	8.408	611	83.38	360	359	1
6.501% to 7.000%	508	129,012,949.38	11.11	42.71	8.863	583	76.93	360	357	3
7.001% to 7.500%	340	78,895,990.73	6.80	42.03	9.283	577	78.21	360	357	3
7.501% to 8.000%	231	51,534,363.92	4.44	42.67	9.718	563	79.31	360	356	4
8.001% to 8.500%	30	7,381,552.35	0.64	42.22	9.807	569	79.26	360	356	4
8.501% to 9.000%	2	401,464.90	0.03	53.90	9.942	531	80.00	360	347	13
9.001% to 9.500%	3	1,160,985.68	0.10	43.71	10.232	583	79.73	360	356	4
9.501% to 10.000%	2	1,026,756.17	0.09	47.21	10.922	591	77.63	360	357	3
Total:	4,743	$1,160,921,971.19	100.00%	42.96%	8.460%	605	80.96%	360	357	2

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	13	$3,209,741.96	0.28%	42.82%	9.181%	582	73.59%	360	356	4
2.000%	65	20,501,228.31	1.77	43.43	8.272	589	73.76	360	357	3
3.000%	4,665	1,137,211,000.92	97.96	42.95	8.461	605	81.11	360	357	2
Total:	4,743	$1,160,921,971.19	100.00%	42.96%	8.460%	605	80.96%	360	357	2
Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	4,727	$1,156,390,201.46	99.61%	42.96%	8.460%	605	80.97%	360	357	2
1.500%	16	4,531,769.73	0.39	41.63	8.431	616	79.48	360	356	4
Total:	4,743	$1,160,921,971.19	100.00%	42.96%	8.460%	605	80.96%	360	357	2

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
8.501% to 9.000%	1	$241,270.32	0.02%	45.17%	5.750%	618	85.00%	360	359	1
9.001% to 9.500%	3	1,118,511.20	0.10	48.51	6.214	627	77.55	360	357	3
9.501% to 10.000%	3	1,177,815.15	0.10	42.68	6.949	628	82.88	360	355	5
10.001% to 10.500%	1	222,547.35	0.02	54.43	7.475	613	64.64	360	354	6
10.501% to 11.000%	6	2,126,410.07	0.18	41.66	7.851	590	80.14	360	357	3
11.001% to 11.500%	3	1,233,454.36	0.11	50.26	6.331	599	75.53	360	355	5
11.501% to 12.000%	46	15,188,628.75	1.31	47.49	6.027	635	75.30	360	357	3
12.001% to 12.500%	100	39,999,142.16	3.45	44.24	6.352	639	75.63	360	357	3
12.501% to 13.000%	253	97,977,712.70	8.44	44.83	6.859	632	77.99	360	358	2
13.001% to 13.500%	348	125,013,512.65	10.77	44.00	7.305	630	79.88	360	358	2
13.501% to 14.000%	593	193,407,734.53	16.66	43.17	7.789	620	80.74	360	358	2
14.001% to 14.500%	570	166,217,456.70	14.32	43.32	8.249	608	80.66	360	358	2
14.501% to 15.000%	705	169,657,255.18	14.61	42.95	8.756	603	82.67	360	358	2
15.001% to 15.500%	518	106,069,134.95	9.14	41.96	9.245	587	82.58	360	358	2
15.501% to 16.000%	584	103,285,733.73	8.90	41.99	9.744	582	83.20	360	356	4
16.001% to 16.500%	311	51,896,285.56	4.47	41.18	10.247	564	82.29	360	356	4
16.501% to 17.000%	269	38,825,515.92	3.34	40.76	10.743	561	83.83	360	357	3
17.001% to 17.500%	169	20,179,334.89	1.74	38.89	11.231	553	81.89	360	357	3
17.501% to 18.000%	191	19,916,730.71	1.72	39.65	11.780	550	79.77	360	357	3
18.001% to 18.500%	66	6,758,679.33	0.58	40.16	12.206	538	76.15	360	359	1
18.501% to 19.000%	3	409,104.98	0.04	44.82	12.083	560	71.14	360	358	2
Total:	4,743	$1,160,921,971.19	100.00%	42.96%	8.460%	605	80.96%	360	357	2

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.001% - 5.500%	2	$1,042,911.81	0.09%	46.61%	5.619%	588	68.94%	360	353	7
5.501% - 6.000%	49	16,794,162.80	1.45	46.68	6.045	634	74.80	360	356	4
6.001% - 6.500%	117	46,699,110.66	4.02	44.43	6.465	639	76.08	360	357	3
6.501% - 7.000%	261	102,092,097.29	8.79	44.93	6.859	633	78.00	360	358	2
7.001% - 7.500%	360	128,861,664.00	11.10	43.67	7.313	631	79.76	360	358	2
7.501% - 8.000%	612	197,831,468.26	17.04	43.28	7.820	620	80.83	360	358	2
8.001% - 8.500%	555	161,629,297.50	13.92	43.41	8.299	606	80.79	360	358	2
8.501% - 9.000%	700	167,318,982.26	14.41	42.95	8.794	601	82.63	360	358	2
9.001% - 9.500%	514	103,674,588.43	8.93	41.80	9.275	586	82.50	360	358	2
9.501% - 10.000%	572	100,142,928.53	8.63	41.89	9.799	581	83.62	360	356	4
10.001% - 10.500%	308	51,080,817.99	4.40	41.27	10.272	564	82.44	360	356	4
10.501% - 11.000%	267	37,648,785.85	3.24	40.71	10.770	561	83.73	360	357	3
11.001% - 11.500%	164	19,060,892.94	1.64	38.70	11.278	553	82.33	360	357	3
11.501% - 12.000%	194	20,159,795.19	1.74	39.70	11.792	551	79.60	360	357	3
12.001% - 12.500%	66	6,758,679.33	0.58	40.16	12.206	538	76.15	360	359	1
12.501% - 13.000%	2	125,788.35	0.01	40.82	12.550	531	84.98	360	356	4
Total:	4,743	$1,160,921,971.19	100.00%	42.96%	8.460%	605	80.96%	360	357	2

Next Interest Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	W.A.	Combined	Original	Remaining	W.A.
Month of Next Interest	Mortgage	Principal	by Principal	W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
July-06	7	$1,570,943.18	0.14%	37.09%	9.895%	566	79.25%	360	303	57
August-06	4	1,522,865.60	0.13	35.83	10.085	572	72.30	360	293	67
September-06	6	1,430,383.47	0.12	35.89	9.743	611	79.04	360	294	66
October-06	8	1,782,042.39	0.15	35.60	9.715	571	77.92	358	296	62
November-06	12	2,777,383.39	0.24	35.18	10.581	580	74.21	360	296	64
December-06	8	2,205,638.31	0.19	37.67	10.080	588	78.86	360	316	44
March-07	2	113,151.73	0.01	37.84	9.529	590	89.41	360	345	15
April-07	5	1,437,966.87	0.12	50.74	7.506	640	83.17	360	346	14
May-07	7	1,058,329.00	0.09	43.81	7.762	628	80.50	360	347	13
June-07	9	1,329,833.32	0.11	46.97	7.426	613	83.26	360	348	12
July-07	16	3,666,122.20	0.32	40.22	7.368	641	77.66	360	349	11
August-07	17	2,697,037.76	0.23	43.60	7.934	585	77.43	346	336	10
September-07	22	4,148,616.42	0.36	41.89	7.484	638	82.94	360	351	9
October-07	52	11,841,986.38	1.02	44.99	7.449	594	77.12	360	352	8
November-07	46	10,444,833.55	0.90	44.09	8.173	577	75.87	360	353	7
December-07	117	35,280,111.40	3.04	43.64	8.254	601	79.85	360	354	6
January-08	232	66,612,780.61	5.74	43.95	8.535	603	79.06	360	355	5
February-08	319	101,595,488.81	8.75	43.25	8.571	591	76.31	360	356	4
March-08	315	102,971,227.22	8.87	43.78	8.090	607	79.94	360	357	3
April-08	258	73,772,945.93	6.35	42.77	8.185	612	79.51	360	358	2
May-08	1,316	285,967,471.09	24.63	42.72	8.641	606	82.29	360	359	1
June-08	1,595	347,918,582.14	29.97	42.53	8.634	603	83.29	360	360	0
July-08	1	156,918.98	0.01	46.85	7.800	724	95.00	360	349	11
September-08	2	1,047,469.76	0.09	32.32	7.099	613	84.65	360	351	9
October-08	1	161,584.50	0.01	49.18	8.250	619	95.00	360	352	8
December-08	2	751,727.93	0.06	45.20	7.440	666	82.41	360	354	6
January-09	6	1,566,232.16	0.13	46.76	7.852	592	76.71	360	355	5
February-09	6	2,028,105.12	0.17	39.38	7.796	608	84.40	360	356	4
March-09	38	9,971,683.29	0.86	44.01	8.037	627	76.50	360	357	3
April-09	15	4,419,532.56	0.38	38.99	7.856	596	74.78	360	358	2
May-09	28	8,266,715.61	0.71	43.93	8.074	636	85.65	360	359	1
June-09	52	11,872,394.00	1.02	42.25	8.615	608	81.81	360	360	0
May-10	1	114,389.76	0.01	49.52	9.850	653	90.00	360	347	13
September-10	3	923,288.75	0.08	48.28	6.208	616	68.50	360	351	9
October-10	1	1,100,000.00	0.09	45.37	5.600	612	37.93	360	352	8
December-10	3	707,771.61	0.06	41.64	7.908	602	75.17	360	354	6
January-11	5	617,550.38	0.05	40.07	9.847	557	74.83	360	355	5
February-11	10	3,425,577.53	0.30	44.45	8.115	643	80.87	360	356	4
March-11	22	7,932,493.35	0.68	46.85	7.547	627	74.64	360	357	3
April-11	7	2,216,061.31	0.19	48.28	7.149	632	73.89	360	358	2
May-11	77	18,516,227.41	1.59	45.61	7.871	622	79.22	360	359	1
June-11	88	22,918,172.00	1.97	42.15	7.855	633	80.52	360	360	0
June-20	1	16,447.26	0.00	34.18	11.250	586	100.00	360	348	12
December-20	1	45,887.15	0.00	32.90	10.900	679	100.00	360	354	6
Total:	4,743	$1,160,921,971.19	100.00%	42.96%	8.460%	605	80.96%	360	357	2